Exhibit 99.1

Three New Patents for Know Labs Expand IP Portfolio
and Signal Further Applications for Bio-RFIDTM

SEATTLE – July 27, 2021 – Advancing the development of its proprietary Bio-RFIDTM platform technology while continuing to deliver against its IP strategy, Know Labs, Inc. (OTCQB: KNWN) today announced it has been granted three new patents that support its medical diagnostic focus while also signaling potential for additional non-medical applications. These new patents expand Know Labs’ intellectual property portfolio in radio frequency and microwave spectroscopy, further improving its technological position as it readies to launch non-invasive diagnostic devices.

“While we remain sharply focused on diagnostic medical device applications for Bio-RFID, these new patents, combined with our current portfolio, enhance Know Labs’ position beyond the diagnostic realm and its potential for non-medical applications,” said Phil Bosua, Bio-RFID inventor and Know Labs CEO. “Our IP portfolio covers more than 100 different analytes, which means Know Labs can offer valuable diagnostic solutions beyond glucose monitoring devices.”

Each of the newly issued patents relates to the unique configuration of the antennas used in Know Labs’ Bio-RFID sensors. This unique arrangement enhances Bio-RFID’s performance and improves its detection capabilities in identifying and measuring a variety of analytes non-invasively. The specific patents are:

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U.S. Patent No. 11,063,373: Non-invasive analyte sensor and system with decoupled transmit and receive antennas

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U.S. Patent No. 11,031,970: Non-invasive analyte sensor and system with decoupled and inefficient transmit and receive antennas

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U.S. Patent No. 11,058,317: Non-invasive detection of an analyte using decoupled and inefficient transmit and receive antennas

“Our primary focus is the development of our non-invasive glucose monitoring device, and we continue to work toward FDA clinical trials. However, Bio-RFID is a platform technology with a vast number of potential applications that can add significant value to multiple industries,” said Ron Erickson, Know Labs Founder and Chairman. “It can be used for other medical applications, such as validating the composition of drugs in ampoules or measuring ketone levels in the body, and for non-medical applications, such as detecting contaminants in food and drinks as part of the quality control process. Our platform technology, supported by our IP strategy, puts us in a great position to build solutions for medical diagnostics and beyond.”

About Know Labs, Inc.
Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile, or bench-top form factors. This patented and patent-pending technology makes it possible to effectively conduct analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a glucose monitor. It will provide the user with real-time information on their blood glucose levels. This product will require U.S. Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement
This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:
Jordyn (Theisen) Hujar
jordyn@knowlabs.co
Ph. (206) 629-6414